VOTE BY TOUCH-TONE PHONE OR THROUGH THE INTERNET
          CALL TOLL-FREE: 1-888-221-0697 OR VISIT WWW.PROXY.STRONG.COM

        STRONG FOREIGN MAJORMARKETS(SM) FUND AND INTERNATIONAL STOCK FUND

                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies and constitutes and appoints Richard W. Smirl and Susan A. Hollister as proxies, each with power to act without the other, and with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of stock of the above-referenced fund ("Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders ("Meeting") to be held at 100 Heritage Reserve, Menomonee Falls, WI 53051 on February 28, 2003, at 9:00 a.m., Central Time, and at any adjournments thereof, with respect to the matters set forth below and described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated January 9, 2003, receipt of which is hereby acknowledged.

DATE: _________________________

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy Card. If joint owners, EITHER may sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------------------------------
Signature(s)      (Title(s), if applicable)


--------------------------------------------------------------------------------

                   WE NEED YOUR VOTE BEFORE FEBRUARY 28, 2003

--------------------------------------------------------------------------------

PLEASE, your vote is important and as a shareholder, you are asked to be at the Meeting either in person or by proxy. If you are unable to attend the Meeting in person, we urge you to vote by proxy. You can do this in one of three ways: by
(1) completing, signing, dating, and promptly returning this Proxy Card using the enclosed postage prepaid envelope, (2) calling our toll-free telephone number at 1-888-221-0697, or (3) voting on the Strong web site at www.proxy.strong.com. Your prompt voting by proxy will help assure a quorum at the Meeting and avoid additional expenses to the Fund associated with further solicitation. Voting by proxy will not prevent you from personally voting your shares at the Meeting and you may revoke your proxy by advising the Secretary of the Fund in writing (by subsequent proxy or through the web site), or by telephone at 1-888-221-0697, of such revocation at any time before the Meeting.

--------------------------------------------------------------------------------

                             THANK YOU FOR YOUR TIME

                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------
This Proxy will be voted as specified. If no specification is made, this Proxy Card will be voted in favor of the Plan of Reorganization and in the discretion of the proxies as to any other matters that may properly come before the Meeting. Please indicate by filling in the appropriate box below.

1A. To approve the Plan of            FOR [ ]     AGAINST [ ]     ABSTAIN [ ]
    Reorganization of Strong
    International Equity Funds,
    Inc., on behalf of the Strong
    Foreign MajorMarkets(SM) Fund,
    including an amendment to the
    Articles of Incorporation, as
    described in the Proxy
    Statement/Prospectus, and the
    transactions it contemplates.

1B. To approve the Plan of
    Reorganization of Strong
    International Equity Funds,
    Inc., on behalf of the Strong
    International Stock Fund,
    including an amendment to the
    Articles of Incorporation, as
    described in the Proxy
    Statement/Prospectus, and the
    transactions it contemplates.

2.  The transaction of such other
    business as may properly come
    before the meeting.

--------------------------------------------------------------------------------
               TO BE COMPLETED AND SIGNED ON REVERSE SIDE OF CARD